Exhibit 21
SUBSIDIARIES

Entity	Jurisdiction

Crumbs Holdings LLC	Delaware
Crumbs 125th Street, LLC	New York
Crumbs 17th Street, LLC	District of Columbia
Crumbs 42nd Street II LLC	New York
Crumbs 92nd Street, LLC	New York
Crumbs Americana, LLC	California
Crumbs Beverly Hills LLC	California
Crumbs Broad Street, LLC	New York
Crumbs Broadway LLC	New York
Crumbs Brooklyn Heights LLC	New York
Crumbs Calabasas LLC	California
Crumbs Catering LLC	New York
Crumbs Clarendon LLC	Virginia
Crumbs Columbus, LLC	New York
Crumbs Downtown II LLC	New York
Crumbs East Bakeshop II LLC	New York
Crumbs East End LLC	District of Columbia
Crumbs E-Commerce LLC	New York
Crumbs Garment Center LLC	New York
Crumbs Grand Central LLC	New York
Crumbs Greenvale LLC	New York
Crumbs Greenwich LLC	Connecticut
Crumbs Hoboken LLC	New Jersey
Crumbs Hollywood LLC	California
Crumbs Huntington LLC	New York
Crumbs LaSalle, LLC	Illinois
Crumbs Larchmont LLC	California
Crumbs Lexington LLC	New York
Crumbs Madison LLC	New York
Crumbs Malibu LLC	California
Crumbs Newark LLC	New Jersey
Crumbs New Canaan LLC	Connecticut
Crumbs Park Avenue LLC	New York
Crumbs Queens Center, LLC	New York

Entity	Jurisdiction

Crumbs Ridgewood LLC	New Jersey
Crumbs Seventh Avenue, LLC	New York
Crumbs Sixth Avenue, LLC	New York
Crumbs South Clark, LLC	Illinois
Crumbs Stamford LLC	Connecticut
Crumbs Third Avenue LLC	New York
Crumbs Times Square LLC	New York
Crumbs Union Square LLC	New York
Crumbs Union Station LLC	District of Columbia
Crumbs Wall Street II LLC	New York
Crumbs II LLC	New York
Crumbs Westfield LLC	New Jersey
Crumbs Westport LLC	Connecticut
Crumbs West Madison LLC	Illinois
Crumbs Wholesale II LLC	New York
Crumbs Woodbury LLC	New York